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                                                                       EXHIBIT 5

                             Baker & Botts, L.L.P.
                                One Shell Plaza
                                 910 Louisiana
                           Houston, Texas 77002-4995

                               January 21, 1999

Pennzoil-Quaker State Company
Pennzoil Place
P. O. Box 2967
Houston, Texas  77252-2967

Gentlemen:

     As set forth in the Registration Statement on Form S-3 filed with the Securities and Exchange Commission (the "Commission") on October 20, 1998 and Amendment No. 1 to the Registration Statement filed with the Commission on January 21, 1999 (the "Registration Statement") by Pennzoil-Quaker State Company, a Delaware corporation (the "Company"), under the Securities Act of 1933, as amended (the "Act"), relating to (i) unsecured debt securities of the Company ("Debt Securities"), (ii) shares of preferred stock, par value $1.00 per share, of the Company ("Preferred Stock"), (iii) depositary shares representing fractional interests in Preferred Stock ("Depositary Shares"), (iv) shares of common stock, par value $0.10 per share, of the Company ("Common Stock"), and
(v) warrants ("Warrants") to purchase Debt Securities, Preferred Stock, Common Stock or equity securities issued by an unaffiliated corporation or other entity and held by the Company (the Debt Securities, Preferred Stock, Depositary Shares, Common Stock and Warrants are collectively referred to herein as the "Securities"), to be issued and sold by the Company from time to time pursuant to Rule 415 under the Act for an aggregate initial offering price not to exceed $1,000,000,000, certain legal matters in connection with the Securities are being passed upon for you by us.

     In our capacity as your counsel in the connection referred to above, we have examined (i) the Restated Certificate of Incorporation of Pennzoil-Quaker State Company, the Amended and Restated By-Laws of Pennzoil-Quaker State Company, (ii) the form of the Indenture filed as Exhibit 4.1 to the Registration Statement to be executed by the Company and the trustee thereunder (the "Senior Debt Indenture"), pursuant to which senior Debt Securities may be issued, (iii) the form of the Indenture filed as Exhibit 4.2 to the Registration Statement to be executed by the Company and the trustee thereunder (the "Subordinated Debt Indenture"), pursuant to which subordinated Debt Securities may be issued, and
(iv) the originals, or copies certified or otherwise identified, of corporate records of the Company, certificates of public officials and of representatives of the Company, statutes and other instruments and documents as a basis for the opinions hereafter expressed.
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     In connection with this opinion, we have assumed that (i) the Registration
Statement, and any amendments thereto (including post-effective amendments), will have become effective; (ii) a Prospectus Supplement will have been prepared and filed with the Commission describing the Securities offered thereby; (iii) all Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the appropriate Prospectus Supplement; (iv) a definitive purchase, underwriting or similar agreement with respect to any Securities offered will have been duly authorized and validly executed and delivered by the Company and the other parties thereto; (v) any Securities issuable upon conversion, exchange or exercise of any Security being offered will be duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange or exercise; and (vi) with respect to shares of Common Stock or Preferred Stock offered, there will be sufficient shares of Common Stock or Preferred Stock authorized under the Company's charter documents and not otherwise reserved for issuance.

     Based upon and subject to the foregoing, we are of the opinion that:

     1. The Company is a corporation duly organized and validly existing in good standing under the laws of the State of Delaware.

     2. With respect to shares of Common Stock, when (i) the Board of Directors of the Company or, to the extent permitted by Section 141(c) of the General Corporation Law of the State of Delaware, a duly constituted and acting committee thereof (such Board of Directors or committee being hereinafter referred to as the "Board"), has taken all necessary corporate action to approve the issuance of and the terms of the offering of the shares of Common Stock and related matters, and (ii) certificates representing the shares of Common Stock have been duly executed, countersigned, registered and delivered either (a) in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board upon payment of the consideration therefor (not less than the par value of the Common Stock) provided for therein, or (b) upon conversion or exercise of any other Security, in accordance with the terms of such Security or the instrument governing such Security providing for such conversion or exercise as approved by the Board, for the consideration approved by the Board (not less that the par value of the Common Stock), the shares of Common Stock will be duly authorized, validly issued, fully paid and non-assessable.

     3. With respect to shares of Preferred Stock, when (i) the Board has taken all necessary corporate action to approve the issuance and terms of the shares of Preferred Stock, the terms of the offering thereof and related matters, including the adoption of a Certificate of Designation relating to such Preferred Stock (a "Certificate") and the filing of such Certificate with the Secretary of State of the State of Delaware (which filing has been made), and
(ii) certificates representing the shares of Preferred Stock have been duly executed, countersigned, registered and delivered either (a) in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board upon payment of the consideration therefor (not less than the par value of the Preferred Stock) provided for therein, or (b)

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upon conversion or exercise of any other Security, in accordance with the terms of such Security or the instrument governing such Security providing for such conversion or exercise as approved by the Board, for the consideration approved by the Board (not less than the par value of the Preferred Stock), the shares of Preferred Stock will be duly authorized, validly issued, fully paid and non-assessable.

     4. With respect to Depositary Shares, when (i) the Board has taken all necessary corporate action to approve the issuance and terms of the Depositary Shares, the terms of the offering thereof and related matters, including the adoption of a Certificate relating to the Preferred Stock underlying such Depositary Shares and the filing of such Certificate with the Secretary of State of the State of Delaware, (ii) the Depositary Agreement or Agreements relating to the Depositary Shares and the related Depositary Receipts have been duly authorized and validly executed and delivered by the Company and the Depositary appointed by the Company, (iii) the shares of Preferred Stock underlying such Depositary Shares have been deposited with a bank or trust company (which meets the requirements for the Depositary set forth in the Registration Statement) under the applicable Depositary Agreements; and (iv) the Depositary Receipts representing the Depositary Shares have been duly executed, countersigned, registered and delivered in accordance with the appropriate Depositary Agreement and the applicable definitive purchase, underwriting or similar agreement approved by the Board upon payment of the consideration therefor provided for therein, the Depositary Shares will be duly authorized and validly issued.

     5. With respect to Debt Securities to be issued under the Senior Debt Indenture, when (i) the Senior Debt Indenture has been duly authorized and validly executed and delivered by the Company to the trustee, (ii) the Senior Debt Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended, (iii) the Board has taken all necessary corporate action to approve and establish the terms of such Debt Securities, and to approve the issuance thereof and the terms of the offering thereof and related matters, and (iv) such Debt Securities have been duly executed, authenticated, issued and delivered in accordance with both the provisions of the Senior Debt Indenture and the applicable definitive purchase, underwriting or similar agreement approved by the Board upon payment of the consideration therefor provided for therein, such Debt Securities will be legally issued and will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as such enforcement is subject to (i) any applicable bankruptcy, insolvency, reorganization or other law relating to or affecting creditors' rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

     6. With respect to Debt Securities to be issued under the Subordinated Debt Indenture, when (i) the Subordinated Debt Indenture has been duly authorized and validly executed and delivered by the Company to the trustee,
(ii) the Subordinated Debt Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended, (iii) the Board has taken all necessary corporate action to approve and establish the terms of such Debt Securities, and to approve the issuance thereof and the terms of the offering thereof and related matters, and (iv) such Debt Securities have been duly executed, authenticated, issued and delivered in accordance with both the
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provisions of the Subordinated Debt Indenture and the applicable definitive purchase, underwriting or similar agreement approved by the Board upon payment of the consideration therefor provided for therein, such Debt Securities will be legally issued and will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as such enforcement is subject to (i) any applicable bankruptcy, insolvency, reorganization or other law relating to or affecting creditors' rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

     7. With respect to the Warrants, when (i) the Board has taken all necessary corporate action to approve the creation of and the issuance and terms of the Warrants, the terms of the offering thereof and related matters; (ii) the Warrant Agreement or Agreements relating to the Warrants have been duly authorized and validly executed and delivered by the Company and the Warrant Agent appointed by the Company; and (iii) the Warrants or certificates representing the Warrants have been duly executed, countersigned, registered and delivered in accordance with the appropriate Warrant Agreement or Agreements and the applicable definitive purchase, underwriting or similar agreement approved by the Board upon payment of the consideration therefor provided for therein, the Warrants will be duly authorized and validly issued.

     We hereby consent to the filing of this opinion of counsel as Exhibit 5 to the Registration Statement. We also consent to the reference to our Firm under the heading "Legal Matters" in the Prospectus forming a part of the Registration Statement. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.


                              Very truly yours,


                              /s/ Baker & Botts,L.L.P.

                              BAKER & BOTTS, L.L.P.